EXHIBIT 5.1

                           Weil, Gotshal & Manges LLP
                                767 Fifth Avenue
                            New York, New York 10153
                               FAX: (212) 310-8007



                                 April 8, 2003



Franklin Resources, Inc.
One Franklin Parkway
San Mateo, California  94404

Ladies and Gentlemen:

                     We have acted as counsel to Franklin Resources, Inc., a Delaware corporation (the "COMPANY"), in connection with an offering of up to an aggregate of $420,000,000 of its 3.700% senior notes due 2008 (the "DEBT SECURITIES"), which include the remaining portion of the Debt Securities covered by Registration Statement File No. 333-12101 (the "OLD REGISTRATION STATEMENT") filed on September 16, 1996, and the Debt Securities covered by the Registration Statement File No. 333-104295 (the "RULE 462(B) REGISTRATION STATEMENT") which was filed with the Securities and Exchange Commission pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The Debt Securities will be issued by the Company under an indenture, dated as of May 19, 1994 (the "INDENTURE"), between the Company, as issuer, and J.P. Morgan Chase Bank (as successor-in-interest to Chemical Bank), as trustee (the "TRUSTEE").

                     In so acting, we have examined originals or copies (certified or otherwise identified to our satisfaction) of the Old Registration Statement, the Rule 462(b) Registration Statement, the prospectus (the "PROSPECTUS") that is a part of the Old Registration Statement, and any amendments or supplements thereto, the Indenture, the form of the Debt Securities attached as an exhibit to the Indenture, and such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

                     In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

                     Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that the execution, delivery and performance of the Debt Securities by the Company have been duly authorized by all necessary corporate action on the part of the Company. The Debt Securities have been duly and validly executed and delivered by the Company and (assuming the due authentication, execution and delivery thereof by the Trustee) constitute the legal, valid and binding obligations of the Company, enforceable against it in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether


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Franklin Resources, Inc.
April 8, 2003
Page 2


enforcement is sought in a proceeding at law or in equity) and except that the waiver contained in Section 4.06 of the Indenture may be unenforceable.


                     The opinion expressed herein is limited to the laws of the State of New York, the corporate laws of the State of Delaware and the federal laws of the United States, and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

                     We hereby consent to the use of this letter as an exhibit to the Rule 462(b) Registration Statement and to any and all references to our firm in the Prospectus.



                                              Very truly yours,


                                              /s/ Weil, Gotshal & Manges LLP